UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2018

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53204	26-1342810
(Commission File Number)	(I.R.S. Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2018, Envision Solar International, Inc., a Nevada corporation (the “Company”), entered into an unsecured promissory note (the “Note”) in the amount of $750,000 (the “Principal Amount”) with Gemini Special Opportunities Fund, LP (the “Lender”). The Note bears simple interest at an annual rate of 10% and is subject to that certain Securities Purchase Agreement, dated August 27, 2018, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 (the “SPA”). This Note is due and payable on February 28, 2019 (the “Maturity Date”). The Company may prepay the Note, provided if the Company repays the Note on or prior to November 28, 2018, the Company shall pay 105% of the Principal Amount plus accrued interest, and if the Company repays the Note after November 28, 2018, including repayment on the Maturity Date, the Company shall pay 115% of the Principal Amount plus accrued interest. Copies of the Note and the SPA are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

As additional consideration for the loan evidenced by the Note, the Company agreed to issue to the Lender 900,000 common stock purchase warrants exercisable for a period of five years from the date of issuance with an exercise price equal to $0.25 per share. A copy of the form of warrant is attached to this Current Report on Form 8-K as Exhibit 10.3.

SECTION 2. FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Unsecured Promissory Note, dated August 27, 2018.

10.2	Securities Purchase Agreement, dated August 27, 2018.

10.3	Form of Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: August 31, 2018	By: /s/ Desmond Wheatley
Desmond Wheatley, Chief Executive Officer

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